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                                                                   EXHIBIT 10.11
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                 MASTER GEOPHYSICAL DATA ACQUISITION AGREEMENT
                 ---------------------------------------------
                                  (DOMESTIC)

      This MASTER GEOPHYSICAL DATA ACQUISITION AGREEMENT (the MASTER AGREEMENT or AGREEMENT) made as of the 12th day of June A.D. 1996, between Zydeco
                             ----        ----                     ------
Exploration, Inc., having an office located in  Houston, Texas (hereinafter
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called "Company") and Grant Geophysical, Inc., a Delaware corporation having an office in Houston, Texas (hereinafter called "Contractor"). Company and Contractor may each be referred to as Party or collectively as Parties.

      For and in consideration of the covenants and promises of the Parties herein set forth, the Parties do hereby agree as follows:

1.    NATURE OF WORK

      The Company shall select and in writing designate to Contractor from time to time each area to be surveyed geophysically in search of subsurface geological structures favorable to the accumulation of oil and gas, and Contractor shall, if it has the resources available to do so, conduct the said geophysical survey(s) (hereinafter called the Survey(s)) in those areas so designated by Company.

2.    SUPPLEMENTARY AGREEMENTS

2.1 Whenever a Survey is requested, Contractor and Company will enter into an agreement supplemental hereto which will be attached to and considered a part of this Master Agreement. Each such agreement will be designated as a "Supplemental Agreement". This first supplement will be "Supplemental
Agreement 1"; successive supplements will be identified in numerical order.

2.2   Each Supplemental Agreement shall provide for the following:
      (a) The area(s) (state, county/parish, etc.) where the Survey(s) will be conducted (the Area of Operations).
      (b) The approximate commencement date, if applicable, of the Survey(s) (the Commencement Date).
      (c) The approximate period of time or number of miles, if applicable, that will be required to complete the Survey(s).
      (d) The type of Survey(s) to be conducted. The equipment, instruments, personnel and other items (the Crew) which will be required for the Survey(s).
      (e) The compensation to be paid Contractor for conducting the Survey(s) (the Compensation).
      (f) Any other matters of a business, operational or technical nature as may be agreed by the Parties.

2.3 Each Supplemental Agreement will be executed and dated by a duly authorized representative of each Party.

3.    PERSONNEL, EQUIPMENT AND SUPPLIES

3.1 The Contractor shall furnish, immediately place in service and maintain, at its sole cost and expense, for the performance of Survey(s) hereunder, the Crew more particularly described in Supplemental Agreements hereunto annexed.
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3.2   Varying operating conditions may require the Crew personnel and equipment set forth in said Supplemental Agreements to be augmented and accordingly Contractor shall, when authorized by Company, furnish such auxiliary or replacement personnel, equipment, supplies and services as may be required in connection therewith all as more particularly set forth and described in the Supplemental Agreements or amendments thereto, which shall clearly set forth the additional compensation, if any, to be paid to the Contractor as a result of such changes.



4.    PERMITS

4.1. Contractor shall, at the Company's request and expense, obtain such permits, licenses, and clearances from land owners, mineral owners, appropriate governmental agencies, lessors, tenants, and all other persons having permissible interests in the land or its subsurface minerals, in the Area of Operations, as may be required in connection with all such Survey(s) to be performed by Contractor under this Agreement (the LAND ENTRY PERMITS).
COMPANY'S COST SHALL INCLUDE PAYMENTS TO GOVERNMENTAL AGENTS, THEIR PER DIEM, IF ANY, AND CONTRACTORS' PERSONNEL AND EQUIPMENT NEEDED TO SECURE SUCH PERMITS AND LICENSES. CONTRACTOR WILL USE ITS BEST EFFORTS TO SECURE WRITTEN OR ORAL PERMITS FROM THE PERSON OR PERSONS REPRESENTING THEMSELVES TO BE OWNERS OR LESSORS OF THE AREAS INVOLVED.

4.2 In the event it becomes necessary to pay for permission to enter upon any area connected with the Survey, Contractor will notify Company of such area involved and the price required in order to obtain the Land Entry Permits and will proceed with the consent of Companys authorized representative. Company will reimburse Contractor the cost of all such permits unless otherwise provided in the applicable Supplementary Agreement.

4.3 In the event Company assumes the responsibility for obtaining Land Entry Permits from owners or occupants of the land to be surveyed, either by utilizing Company personnel or those of third party contractors (whether individuals, corporate or otherwise) Contractor shall not be responsible for any delays in its operations caused by (i) the inability of Company to acquire any permit on a timely basis or (ii) onerous provisions contained in such permits which impede the operations of Contractor hereunder.

5.    CONDUCT OF OPERATIONS

5.1 The Contractor covenants and agrees with Company that during the term of this Agreement, it will:
      (a) Enter upon no lands in respect of which all necessary Land Entry Permits shall not have been first obtained, as provided in Clause 4 above.
      (b) Equip its Crew with instruments and equipment herein specified and maintain such equipment in good operating condition.
      (c)  Provide its Crew with qualified and experienced personnel.
      (d) Perform all Survey(s) hereunder in an orderly, efficient and workmanlike manner in strict compliance with all applicable laws, ordinances, rules and regulations for the time being in force in every state and locality wherein the Survey(s) hereunder is to be performed.
      (e) Comply fully with the provisions of all workmen's compensation legislation, ordinances, rules and regulations in force in every state wherein the Survey(s) is to be performed.
      (f) Exercise reasonable diligence in the care, use and maintenance of any and all materials and/or equipment which may be furnished to it by Company hereunder.
      (g) Initiate all energy source units at a safe distance from water wells, buildings and structures owned by third persons with a view to avoiding, as far as reasonably possible and consistent with prudent geophysical operations, all risk of damage to such wells, buildings and other structures.
      (h) Make every reasonable effort to conduct operations so as to result in minimum disturbance to the surface and to restore the surface as nearly as possible to its original condition. After
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           Contractor has obtained releases for surface restoration, whether of government origin or otherwise, liability for any subsequent requirements for erosional or pollution repair or prevention shall rest with Company which liability shall survive the termination of this Agreement.
      (i) Pay and satisfy all labor and materialmen's claims validly made or incurred in connection with the Survey(s) performed hereunder.

5.2   The Company covenants and agrees with Contractor as follows:
      (a) It will not require Contractor to do any matter, act or thing in the performance of the Survey(s) hereunder that is contrary to or in violation of any law, ordinance, rule or regulation governing the subject matter of this Agreement.
      (b) It will, in writing, designate to Contractor its authorized representative through whom all communications between the Parties hereto shall be directed relative to the Survey(s) to be performed hereunder.
      (c) The Company shall furnish Contractor with all land and base maps, subsurface well data and all other information that may be necessary or helpful to the conduct of the Survey(s), all of which shall be considered the property of Company to be held by Contractor as strictly confidential information and returned to the Company after the completion of the Survey(s).

6.    REPORTS

6.1 The Contractor shall at all times keep Company fully informed directly or through Company's authorized representative as to the progress of the Survey(s) and the results currently obtained during the course thereof and shall consult with Company's representative concerning the data collected and the planning of the Survey(s) by Contractor's Crew.

6.2 During the course of the Survey(s), Contractor shall furnish Company with such periodic production and progress reports as Company shall reasonably require, including such reports as may be required by the various agencies of the federal, state and local authorities where the Survey is being performed.

6.3 As soon as possible upon completion of each Survey, Contractor shall furnish Company with reports and data as follows:
      (a) A final report consisting of a written description of the Survey(s) performed and the results thereof accompanied by maps on a base supplied by Company of all data considered necessary by Company.
      (b) All field data sheets, computation sheets, seismograph records, weathering data, and engineering data as may have been generated in the performance of the Survey(s), which reports and materials shall be permanent property of Company but accessible to Contractor for technical examination any time prior to the expiration of this Agreement. The Company shall not require Contractor to reveal proprietary technical data regarding design and method of operation of its geophysical instruments.

      (c) Any other reports or data as may be provided for in the applicable Supplemental Agreement.

6.4 The results stated and the conclusions drawn in all reports furnished by Contractor to Company hereunder shall represent the best opinion and judgment of the Contractor; however, Contractor cannot and does not warrant or guarantee the accuracy or correctness thereof. Any action which Company (or those associated with Company) may take as a result of such reports shall be on its own responsibility and Contractor shall not be liable or responsible for any loss, cost, damages or expenses whatsoever, including incidental or consequential damages, incurred or sustained by Company resulting therefrom.

7.    CONFIDENTIALITY
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7.1   Contractor shall treat all maps, logs, records, data, reports and other information used in or obtained from operations hereunder as strictly confidential and shall report any loss of such items immediately to Company in writing. Contractor shall not allow any person, other than a duly authorized representative of Contractor or Company, to have access to such confidential items and shall not divulge any information obtained from operations to any third persons nor permit any of its officers, employees or agents to do so. Contractor shall take all reasonable and necessary precautions to prevent any of Contractor's officers, employees or agents from disclosing information obtained from operations to any person other than a duly authorized representative of Contractor or Company. The obligations contained in this paragraph shall survive the termination of this Agreement regardless of the cause or reason for termination.

7.2 Contractor shall require that all subcontractors agree to the confidentiality provision stated above. Contractor shall, upon receipt of a written request from Company, obtain from each subcontractor performing services pursuant to or in connection with any Survey, prior to commencement of such services, a written confidentiality agreement and acknowledgment of the proprietary status of all related information, in favor of Company.


8.    INDEMNITY

8.1 The Company will release, defend, protect, indemnify and save harmless Contractor of, from and against the following claims, liabilities, causes of action, damages, judgments and settlements, including costs and reasonable attorneys fees (hereinafter collectively the Liabilities):
      (a) All Liabilities occasioned by or attributable to the failure of Company to obtain timely and adequate Land-Entry Permits, in the event Company has the obligation to obtain Land-Entry Permits, as set forth in Clause 4 above.
      (b) All Liabilities arising out of damage to the land, and all crops, trees, water wells, buildings and other structures on or in such land (collectively the Land), which Land is owned or occupied by third parties, and which damage was:

           (i) necessary or unavoidable in conducting prudent operations or
                 (ii) resulted from the placing or detonating the energy source at distances equal to or further than the distances from structures on the Land which Company may, from time-to-time, approve in writing,

           EXCEPTING, however, to the extent any such damage is occasioned by or attributable to:
                 (iii) a negligent act or omission to act on the part of Contractor or its subcontractors or
                 (iv) the failure by Contractor or its subcontractors to conduct operations hereunder in a professional and prudent manner, for which Contractor shall be responsible, as provided in Clause 8.2 below.
      (c) All Liabilities arising out of damage to or destruction of property of Company or any injury or death sustained by the employees, agents or other contractors of Company including any such damage or injury which is caused by the sole or contributing negligence of Contractor, the risk of which Company hereby expressly assumes.
      (d) All Liabilities arising from property damage or injury or death sustained by any person or persons, excluding (i) employees of Contractor or any of its subcontractors and (ii) damages to Land covered by sub-clause (b) above, arising out of or in any way connected with the operations of Contractor hereunder, to the extent that the same is occasioned by or attributed to the negligent or willful acts or omissions to act on the part of Company.

8.2 The Contractor will release, defend, protect, indemnify and save harmless the Company of, from and against:
      (a) All Liabilities occasioned by or attributable to the failure of Contractor to obtain timely and adequate Land-Entry Permits as provided in Clause 4 above.
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      (b)  All Liabilities arising from damage to Land which is owned or occupied by third persons resulting from Contractors operations hereunder to the extent that the same is occasioned by or attributable to (i) a negligent act or omission to act on the part of Contractor or its subcontractors or (ii) the failure by Contractor or its subcontractors to conduct operations hereunder in a professional and prudent manner.
      (c) All Liabilities arising out of damage to or destruction of any property of Contractor or any injury or death sustained by the employees or agents of Contractor or of its subcontractors, including any such damage or injury which is caused by the sole or contributing negligence of Company, the risk of which Contractor hereby expressly assumes.
      (d) All Liabilities arising from property damage or injury or death sustained by any person or persons, excluding (i) employees of Company and (ii) damages to Land covered by sub-clause (b) above to the extent that the same is occasioned by or attributed to the negligent acts or omissions to act on the part of Contractor or its subcontractors.

8.3 Contractor agrees to compensate, on a timely basis, all of its suppliers and subcontractors which provide materials, supplies or services to Contractor in support of the Services of Contractor rendered to Company under the terms hereof. In the event Contractor fails to so compensate its suppliers and subcontractors and if, as a result thereof, (I ) any lien or other encumbrance attaches against Company or any property of Company of (ii) Company otherwise sustains any loss or damage as a result of any such lien or encumbrance, Contractor shall fully indemnify, defend and hold Company harmless from and against same and, in the event of a lien or other encumbrance affecting Company or its property to promptly discharge same and secure its release and to provide evidence thereof to Company.

8.4 Contractor shall be responsible for the safekeeping of field tapes while such tapes are in the custody of Contractor until such time as Contractor delivers said tapes to a representative of Company or places them in the possession of a carrier designated by Company (or if Company does not so designate a carrier, any reputable carrier selected by Contractor) for delivery to Company or a third party designated by Company. In the event of loss of or damage to any tapes for which Contractor is responsible, as provided herein, Contractor's sole and only responsibility to Company shall be, at the option of Company, either (i) reacquire the data affected by such loss or damage or to
(ii) refund (or grant credit) to Company for all Compensation paid (or payable) to Contractor with respect to such data so affected. Notwithstanding the foregoing, Contractors obligations herein shall be fully satisfied in the event Contractor or Company has duplicate, undamaged copies, of the affected data.

8.5 As used herein, the acts or omissions of the Parties shall include those of their respective employees, agents and representatives and, in the case of Company, its other contractors and, in the case of Contractor, its subcontractors, and their respective employees, agents and representatives.

8.6 If a claim or suit for damages is made or brought against one of the Parties hereto in respect of which it claims or will claim defense and indemnify against the other Party pursuant to Subclauses 8.1, and/or 8.2 and/or 8.4 above, the Parties hereto covenant and agree that the Party against whom the claim or suit is made shall give immediate notice in writing to the other Party of such claim or suit and all available information with reference to the facts upon which same is based. Further, the Party against whom said claim or suit is made will be given complete control of the defense of any such claim or suit, including the right to defend, resist, compromise or settle same. However, the other Party shall have the right to participate in the defense, compromise or settlement of any such claims or suit, at its expense.

8.7 In case of asserted claims for damage to Land of third Parties against the Company, for which Company is responsible under Sub-clause 8.1 above, Contractor will, on request and for the account of Company, investigate and, with approval of Company, settle such claims on behalf of and at the sole cost of the Company, provided that such obligation on Contractor's part shall not extend beyond thirty (30) days from the date which Contractor's field crew concludes the applicable Survey. After such thirty (30) day period, Company shall investigate and settle such claims at its sole risk and cost.
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8.8   Neither Party hereto shall be liable to the other Party for any special, incidental, consequential or punitive damages arising, in any event, from the conduct of the Parties under the terms hereof.

9.    INSURANCE

      The Contractor shall, at its sole cost maintain, so long as this Agreement remains in force, and cause its subcontractors to maintain, with one or more reputable insurance companies, the following insurance:

9.1 Workmen's compensation and/or employer/s liability insurance in compliance with the laws or ordinances of all states in which Survey(s) is to be performed hereunder covering all employees engaged by Contractor in such Survey(s).

9.2 Automobile public liability insurance covering all vehicles performing Survey(s) hereunder, with limits of $1,000,000.00 for one or more persons injured or killed, or property damage incurred in any one accident.

9.3 Comprehensive public liability insurance covering all operations hereunder with limits of One Million Dollars for one or more persons injured or killed in any one accident, and with property damage limits of One Million Dollars ($1,000,000.00).

9.4 If aircraft is used in the operations hereunder, Aviation Liability Insurance covering all airplanes and helicopters, whether non-owned, chartered, or hired, and furnished by Contractor and used in the operations hereunder in an amount of not less than $3,000,000 per occurrence combined single limit.

9.5 If waterborne vessels are used in operations hereunder, hull and machinery insurance in an amount at least equal to the market value of each vessel owned by Contractor and used in operations hereunder. In the event the vessel is chartered by Contractor, then Contractor shall require the owner of the vessel to procure such insurance.

      Before any Survey(s) are commenced by Contractor hereunder, Contractor shall, if requested by Company, furnish certificates showing the above insurance coverages to be in force and permitting cancellations or major modifications of the policies only after ten (10) days' advance notice to Company.

      It is understood and agreed that Contractor's insurance coverage as detailed in the foregoing sections shall afford Company protection and coverage with respect to those matters covered by specific indemnity agreements extended by Contractor elsewhere provided herein and, except for workers compensation insurance, Company shall be named an additional insured Party under said policies but only to the extent of the liabilities assumed by Contractor under the terms hereof. All insurance policies required by this Agreement to be maintained by Contractor shall be endorsed whereby Contractors insurers shall waive their rights of subrogation against Company, entities affiliated with Company and their respective insurers. Any and all deductibles or retentions applicable to Contractors insurance policies shall be assumed by Contractor at its sole expenses.

10.   COMPLIANCE WITH LAWS/HES

10.1 Contractor shall comply with all applicable laws, rules and regulations, both federal, state and local, applicable to any Survey performed by Contractor hereunder, and shall also comply with, observe and abide by the Health, Environment and Safety standards of any applicable governmental agency or of Company.

10.2 Contractor will perform the Survey(s) using the most current of either the IAGC Land Geophysical Operations Safety Manual or the IAGC Marine Geophysical Operations Safety Manual, as applicable, as a minimum set of standards supplemented by both Contractor and Company HES rules and work procedures. Contractor shall abide by these minimum health, environment and safety requirements. The more stringent of
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Company's or Contractor's policy and standards shall apply. Company reserves the right to intervene and consult with Contractor in development of solutions for hazards identified in execution of the work.

10.3 Contractor will equally apply HES standards to and enforce compliance with all such standards by all contractors of any tier, agents, employees, servants or other personnel under their control and will replace at Contractors expense those who fail to comply. Contractor shall ensure that each of its personnel shall have completed a work safety orientation immediately prior to commencing work under this Agreement.

10.4 Contractor shall report all accidents to Company. In the event there is an accident involving damage to the property or injury to the personnel of Contractor, Company or any third party, any environmental damage, or any incidents involving media attention, which arise out of, result from, or is in any way connected with Contractors work under to this Agreement, Contractor shall immediately report all such incidents to Companys designated representative within twelve (12) hours after occurrence. In addition, a copy of any written report which is required of Contractor by any governmental agency of such accident will be provided to Companys designated representative within twenty-four (24) hours of such accident. This report should contain factual information only and will not contain opinion, speculation or supposition as to fault, liability or prevention. Company reserves the right to participate in the investigation of any incident or accident resulting from the work conducted pursuant to this Agreement.

11.   COMPANY REPRESENTATIVE

      Company shall designate in writing one or more representatives in the Survey area to whom Contractor's Party Chief or other representative may deliver reports and other confidential information developed from Survey(s). Such representatives shall have the right to be present during the conduct of the Survey(s). Contractor agrees to accept instructions in connection with the operations hereunder within the scope of this Agreement from such designated representatives, provided such instructions are given in writing.

12.   TAXES

12.1 Contractor will be solely responsible for all taxes, duties, rates and assessments that may be levied in respect of any vehicles, equipment, instruments or supplies furnished by Contractor in the performance of the Survey hereunder.

12.2 The Contractor will be solely responsible for all payroll taxes, unemployment insurance assessment, federal and/or pension contributions and all other payroll deductions required to be made according to law in respect of the personnel of Contractor engaged in the performance of any of the Survey hereunder.

12.3 Contractor shall be solely responsible for any and all taxes assessed against it by the government of the U.S.A. or any state thereof having jurisdiction, which taxes are assessed against Contractor as a result of fees or other payments made to Contractor by Company hereunder and Contractor shall defend, protect, indemnify and hold Company harmless from and against any such tax assessments, as well as those described in Clauses 12.1 and 12.2 above.

12.4 Notwithstanding the foregoing, Contractor shall in no event be liable for sales, use and similar taxes and charges assessed by any applicable government agency, even though those taxes are generally measured by revenue or income of the Contractor, as such incidental taxes are not usually considered as income or profits taxes as those terms are generally understood in the geophysical industry. All such sales, use and similar taxes and charges shall be for the account of Company and, if paid by Contractor, shall be reimbursed by Company under applicable provisions hereof.

13.   COMPENSATION/CONTRACTORS RIGHTS

13.1 The Company agrees to pay Contractor and Contractor agrees to accept payment for the Survey to be performed hereunder at the applicable rates set forth in Supplemental Agreements.
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13.2  The Contractor shall on or before the 15th day of each month render to
Company an itemized statement showing the amount due for services rendered, reimbursable costs and charges incurred by Contractor on behalf of Company hereunder during the preceding calendar month, such statement to be accompanied in each case by supporting vouchers and receipts. The Company shall, within thirty (30) days following receipt of such statement, remit payment of the same in full in United States funds by check, bank draft or money order payable to Contractor at its offices at the City of Houston, in the State of Texas.

13.3 If Company fails to pay any properly submitted statement, or portions thereof, of Contractor within the said thirty (30) day period, the unpaid amount thereof (unless otherwise in bona fide dispute) shall, at the opinion of Contractor, bear interest until paid at a rate equal to one and one half percent (1.5%) or such lesser maximum rate allowed by applicable law, per month until paid. Payment of any statement by Company hereunder shall not prejudice the right of Company to protest or dispute the correctness of any statement before the expiration of one (1) year following the end of the calendar month during which such statement was submitted. The passage of one (1) year without protest shall conclusively establish its correctness.

13.4 Contractor shall have the option, exercisable at any time, to (i) retain possession of raw tapes containing the geophysical data (the Data) acquired under the terms of this Master Agreement or any Supplemental Agreement hereto and, (ii) regardless of any other provision of this Master Agreement to the contrary, not be required to deliver said Data to Company until such time as all fees and other charges owed by Company to Contractor under the terms hereof (other than those which are subject to a bona fide question or dispute) are paid in full.

      However, in the event Contractor delivers said Data to Company prior to being paid in full for all monies due and owing by Company to Contractor under the terms hereof, Contractor does hereby reserve, and Company does hereby grant to Contractor, a purchase money security interest in said Data, including the results of any processing and/or interpretation thereof, and Company shall execute all such security agreements, financing statements and other documents as may be reasonably required by Contractor to perfect such purchase money security interest, pursuant to applicable law. Company hereby appoints Contractor as its agent to execute all such documents on behalf of Company, such appointment of Contractor being coupled with an interest and therefore irrevocable. Upon being paid, in full, all sums due and owing Contractor under the terms hereof, Contractor shall, upon request, immediately release any such security interest which Contractor may have in said Data so affected.

      Nothwithstanding the foregoing provision of this Section 13.4, in no event shall any such security interest or lien of Contractor attach to any of said Data which is tendered to, accepted by and fully paid for by Company. Likewise, Company shall have the right, upon request, to obtain any such Data so tendered, accepted and paid for notwithstanding any claim by Contractor against Company for compensation relative to any other Data.

13.5. In the event Contractor is entitled, under the terms of this Master Agreement or any Supplemental Agreement hereto, to (i) an ownership interest in the Data acquired under the terms hereof and/or (ii) the right to a share of the revenues received by Company or Contractor as the result of marketing such Data to others, Company agrees to execute such documentation as is reasonably necessary to vest in Contractor such ownership and/or revenue-sharing rights and hereby appoints Contractor as the agent of Company to execute said documentation on behalf of Company, such appointment of Contractor being coupled with an interest and therefore irrevocable.

13.6 Company hereby grants to Contractor the right to audit the books and records of Company for the purpose of verifying any marketing of the Data to others in those cases where Contractor has either an ownership interest in the Data or the right to share in the revenues generated in the marketing of said Data to others, but where Company has retained the right to perform such marketing. Also, if Contractor has the right to share in revenues generated by the marketing of the Data to others and if Company becomes more than thirty (30) days in arrears in any payments due Contractor hereunder, Contractor may, at its election and by giving written notice thereof to Company, assume the sole authority to market said Data on behalf
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of Company and Contractor. In no event shall such Data be offered by Company to third parties for prices or terms of payment less or different from those approved by Contractor, from time-to-time, in advance.

14.   PATENTS

14.1 The Contractor shall, at its sole cost and expense, defend and save harmless Company from and against any and all claims, demands and legal proceedings brought against it and/or Company for the alleged infringement or misappropriation of any United States Letters Patent held or licensed by Contractor provided that (i) Company notifies Contractor in writing of the receipt of the claim or demand or the filing of such proceeding within ten (10) days after the receipt of notice of such claim, demand or service of process thereof, and (ii) Contractor is given complete control of the defense of such proceedings, including the right to defend, settle and make changes in equipment, methods, or processes for the purpose of avoiding any such alleged infringement or misappropriation.

14.2 If Contractor is prevented from performing any of its obligations hereunder by injunction or other legal proceedings based upon any claims for alleged infringement or misappropriation of any United States Letters Patent, or if on account of claims or alleged patent infringement or misappropriation Contractor shall discontinue its use of or change equipment, methods, or processes contemplated in this Agreement Contractor shall, in every such event, be relieved from performance of its obligations hereunder insofar as such nonperformance is the result of such alleged patent infringement or misappropriation or any injunction or other legal proceeding pertaining thereto. The Company shall be relieved of its obligation or make payment hereunder in respect of any Survey(s) to the extent Contractor is unable to perform same by reason of the alleged patent infringement or misappropriation as aforesaid.

15.   INDEPENDENT CONTRACTOR

      No oral agreements or provisions of this Agreement shall be construed so as to constitute Contractor as the agent, servant, or employee of Company, and the exclusive management, direction and control of the employees of Contractor and the Survey(s) to be done under the provisions hereof shall, subject to the general supervision of Companys field representative, always reside in Contractor, Company being interested only in the results obtained.

16.   ASSIGNMENT AND SUBCONTRACTS

16.1 The Contractor may subcontract to such subcontractor or subcontractors as shall be approved by Company such portions of the Survey(s) to be performed hereunder as is customary and usual in the performance of same, but Company shall in no way be held liable for payment of any monies due to any subcontractors. The Contractor shall, notwithstanding the subcontracting of any Survey(s) to be performed hereunder, remain liable and responsible to Company for the proper performance of every portion of the Survey(s) herein contracted to be performed.

16.2 Subject to Subclause 16.1 above, neither Party shall assign this Agreement in whole or in part without prior written consent of the other Party except to a company which is affiliated to the assigning Party. Contractor reserves the right to pledge its receivables to be received under the terms hereof to the financial institution which provides financing to the Contractor.

17.   FORCE MAJEURE

      Neither Contractor nor Company shall be responsible for failure to perform the terms of this Agreement or any Supplemental Agreement when performance is hindered or prevented by strikes, lockouts, or other labor difficulty, war or acts of war, riots or civil commotion, fire, storm, flood, earthquake, terrorism, vandalism, interference by any government authority, or any other cause beyond the reasonable control of the affected Party, whether or not similar to the matters herein enumerated (Force Majeure). Compensation shall be payable to Contractor for work stoppages due to Force Majeure at the applicable standby rate or such other rate, if any, as may be set forth in the applicable Supplemental Agreement or as mutually agreed upon in writing by Company and Contractor for up to thirty
(30) days; and if stoppage for such cause persists after said thirty (30) day period (i) compensation shall be at a rate agreed upon by Company and Contractor if Company requests Contractor to continue to stand by to resume operations; or
(ii) Company or Contractor may forthwith terminate this Agreement or the affected Supplemental Agreement.

18.   AUDIT

      Contractor shall maintain full and complete records concerning invoices which are based on Contractor's costs or other reimbursable billing basis in such manner and detail as to permit verification of all such charges made to Company. Company shall have the right to audit such records at any reasonable time upon written request to Contractor for a period of two (2) years from the date such costs were incurred. Contractor shall assist and cooperate with Company in making any audits provided for above.

19.   TERM AND RENEWAL

19.1 This Master Agreement is effective from the day and year above written and will remain in effect until either Party terminates it by giving the other ten
(10) day's advance written or electronically dispatched notice. However, if a Supplemental Agreement is in effect when such notice is given, termination of the Master Agreement shall not be effective until the date of termination of such Supplemental Agreement. This Master Agreement will automatically terminate if no Supplemental Agreement is made within twelve (12) months from the date hereof; or, if for twelve (12) consecutive months following the termination of the last Supplemental Agreement in effect, no new Supplemental Agreement is made.

19.2 This Agreement may be renewed and extended from time to time on such terms and subject to such conditions as the Parties may in writing agree upon.

20.   NOTICES

20.1  The address for service of the Parties hereto shall be as follows:

      The Company:            Zydeco Exploration, Inc.
                              Two Allen Center, Suite 1710
                              Houston, Texas  77002
                              Attn:  Mr. Rudy Prince
                              Phone:  (713) 659-2222
                              Fax: (713)  659-2221

      The Contractor:         Grant Geophysical, Inc.
                              16850 Park Row
                              Houston, Texas 77084
                              Attn:  D. Hugh Fraser, Jr.
                              Tel: (713) 398-9503
                              Fax: (713) 398-9506

20.2 Either Party hereto may from to time to time change its address for service by giving written notice to the other. Any notice may be served by personal delivery or by mailing the same registered post, postage prepaid, in a properly addressed envelope addressed to the Party to whom the notice is to be given at such Party's address for service, and any such notice so served shall be deemed to have been given and received by the addressee forty-eight (48) hours after the mailing thereof, Saturdays, Sundays and statutory holidays excepted. Notice may also be given by fax or other electronic means and shall be effective immediately when received.

21.   APPLICABLE LAWS/DISPUTES

      This Master Agreement and all Supplemental Agreements hereto shall be interpreted and construed in accordance with the laws, both statutory and common law, of the State of Louisiana, excluding only those choice-of-law provisions which would require the law of some other jurisdiction to be applicable. All disputes between the Parties related to this Master Agreement or any Supplemental Agreement shall be resolved by negotiation and mutual agreement, if possible. If such resolution of any such dispute is not so resolved within ninety (90) days after it has arisen, and notice thereof has been given to the other Party, either Party may submit the matter to the applicable State District Court, or other appropriate court, of the State of Texas sitting in Harris County or, if applicable, a Federal District Court sitting in Harris County, Texas.

22.   WAIVER

      The rights herein given to either Party hereto may be exercised from time to time, singularly or in combination, and the waiver of one or more of such rights shall not be deemed to be a waiver of such rights in the future or of any one or more of the other rights which the exercising Party may have. No waiver of any breach of a term, provision or condition of this Master Agreement or any Supplement Agreement by one Party shall be deemed to have been made by the other Party hereto unless which waiver is expressed in writing and signed by an authorized representative of such Party, and the failure of either Party to insist upon the strict performance of any term, provision or condition of this Agreement or any Supplemental Agreement, or to exercise any option herein given, shall not be construed as a waiver or relinquishment in the future of the same or any other term, provision, condition or option.

23.   DEFAULT

      In the event either Party hereto should, at any time during the term hereof, commit an act of bankruptcy or assign, voluntarily or involuntarily, its assets for the benefit of its creditors or should proceedings be commenced against or by either Party under any bankruptcy, insolvency or similar statute or should either Party fail to comply with any material term or provision hereof (any such action or condition being hereinafter referred to as Default) the other Party may terminate this Master Agreement, or the appropriate Supplemental Agreement, at its option exercisable at any time after fifteen (15) days have elapsed after giving notice to the defaulting Party of such Default and the defaulting Party has failed,, during such period, to cure such Default or to commence such cure to the reasonable satisfaction of the other Party.

24.   INUREMENT

      Subject to Clause 16 above, this Master Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective successors and assigns.

25.   CONFLICTS

      In the event of a conflict between a term or provision of the Master Agreement and one or more term or provision of a Supplemental Agreement, the applicable term or provision of the Master Agreement shall govern and prevail unless specifically provided to the contrary in the applicable Supplemental Agreement. The fact that additional terms or provisions are contained in one or the other document shall not, in and of itself, create a conflict.

26.   ENTIRE AGREEMENT/MODIFICATION

      This Agreement together with each Supplemental Agreement, as written, embodies the entire contract between the Parties hereto with respect to the subject matter hereof and supersedes and replaces any previous agreement, oral or written, made and entered into between the Parties hereto respecting the Survey(s) to be performed hereunder. No modification of this Master Agreement or any Supplemental Agreement shall be valid unless in writing, referencing this Master Agreement and signed by an authorized representative of both Parties.

      IN WITNESS WHEREOF, the Parties hereto have executed and delivered these presents the day and year first above written.


COMPANY:  ZYDECO EXPLORATION, INC.         CONTRACTOR:  GRANT GEOPHYSICAL, INC.
--------                                   -----------

/s/  Rudy Prince                           /s/  D. Hugh Fraser
-------------------------------------      -------------------------------------
                                           D. Hugh Fraser, Jr.

                                           Title  Vice President North American
Title  Vice Chairman                       Operations
-------------------------------------      -------------------------------------

Date:  August 5, 1996                      Date:  August 5, 1996
-------------------------------------      -------------------------------------